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As filed with the Securities and Exchange Commission on October 18, 2001

Registration No. 333-68346

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLFIRST FINANCIAL INC.
(Exact name of registrant as specified in its charter)

DELAWARE	52-0981378
(State or other jurisdiction of incorporation or formation)	(I.R.S. Employer Identification No.)
25 South Charles Street Baltimore, Maryland 21201 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory K. Thoreson, Senior Vice
President and General Counsel
Allfirst Financial Inc.
25 South Charles Street
Baltimore, Maryland 21201
(410) 244-3800
(Name, address, including zip code and telephone number,
including area code, of agent for service of process)

Copy to:

John B. Tehan
Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

   Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement is a combined Prospectus and relates to this Registration Statement and Registration Statement No. 333-28479, previously filed by the Registrant on Form S-3 and declared effective on June 17, 1997. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-28479 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
ALLFIRST FINANCIAL INC.
Subordinated Debt Securities

    We may offer up to $500 million of our unsecured, subordinated debt securities at one or more times. We will describe the specific terms of each series of securities that we offer in a supplement to this prospectus. Supplements will be made available at the time of each offering. We will also describe our arrangements with any underwriters, dealers or agents that are involved in the offering in the prospectus supplement for that offering.

    You should read this prospectus and any prospectus supplement carefully before you invest.

    This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. The Securities will be unsecured obligations of Allfirst Financial Inc., will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Allfirst Financial Inc., and will not be insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

    The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is            , 2001.

TABLE OF CONTENTS

About This Prospectus	2
Where You Can Find More Information About Allfirst	3
Allfirst Financial Inc.	4
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	4
Description of Securities	5
Plan of Distribution	12
Experts	12
Legal Matters	12

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone else provided you with different information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

    In this prospectus, "we," "us," and "Allfirst" each refers to Allfirst Financial Inc.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the "SEC," utilizing a "shelf" registration process. Under the "shelf" process, we may from time to time sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

    We provide information to you about the debt securities in three separate documents that progressively provide more detail:

  •
  this prospectus, which provides general information, some of which may not apply to your securities;

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  the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

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  a pricing supplement, which we may or may not use, and which describes the specific and final terms of your securities.

    If the terms of your securities vary between a pricing supplement, the prospectus supplement and the this prospectus, you should rely on the information in the following order of priority:

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  the pricing supplement, if we use one;

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  the prospectus supplement; and

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  the prospectus.

    You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION ABOUT ALLFIRST

    We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference facilities, at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the SEC's regional office in Chicago at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and its copy charges, as well as the SEC Public Reference Section's charges for mailing copies of the documents we have filed. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov.

    The Commission allows us to disclose important information to you by referring you to documents we have filed or will file with them. This disclosure technique is called "incorporation by reference." The information "incorporated by reference" is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede previously filed information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

  •
  Annual Report on Form 10-K for the year ended December 31, 2000, as amended; and

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  Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001, each as amended.

    You may request a free copy of any of these filings by writing or telephoning us at:

    Allfirst Financial Inc.
    25 S. Charles Street
    Mailcode 109-600
    Baltimore, Maryland 21201
    Attn: Richard C. Cumbers
    Tel: (410) 244-4400

    If any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference is different from any statement contained in any later-filed document, then you should regard the earlier statement as changed by the later document. Once the earlier statement is changed in this manner, it is no longer considered part of this prospectus or any prospectus supplement.

    This prospectus constitutes part of a Registration Statement on Form S-3 filed with the Commission under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and you should refer to the Registration Statement for further information about us and the securities offered by this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission is not necessarily complete, and in each instance you should refer to the copy of the document filed.

ALLFIRST FINANCIAL INC.

    Allfirst is a bank holding company headquartered in Baltimore, Maryland. At June 30, 2001, we had consolidated total assets of $17.9 billion, total deposits of $12.1 billion, and total stockholders' equity of $2.02 billion.

    Our principal subsidiary is Allfirst Bank, a Maryland commercial bank. Allfirst Bank provides:

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  comprehensive corporate, commercial, correspondent and retail banking services;

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  personal trust, corporate trust and asset management services; and

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  related financial products and services

to individuals, businesses, governmental units and financial institutions, primarily in Maryland, South Central Pennsylvania, Washington, D.C., Northern Virginia and Delaware. Allfirst Bank serves customers through a network of more than 260 full-service branch offices and more than 580 automated teller machines. The assets of Allfirst Bank at June 30, 2001 accounted for approximately 93% of our consolidated total assets.

    Allied Irish Banks, p.l.c. ("AIB") owns 100% of our common stock, and controls 99% of the voting power of our capital stock. AIB is an Irish banking corporation whose securities are traded on the Dublin, London and New York Stock Exchanges, and is a registered bank holding company under the Bank Holding Company Act of 1956. At June 30, 2001, based on United States generally accepted accounting principles, AIB and its subsidiaries had total assets of approximately $73.2 billion, making it the largest banking corporation organized under the laws of Ireland. AIB provides a full range of banking, financial and related services principally in Ireland, the United States, the United Kingdom and Poland.

RATIO OF EARNINGS TO FIXED CHARGES

    Allfirst's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:

		Years Ended December 31,
	Six Months Ended June 30, 2001
		2000	1999	1998	1997	1996
Earnings to Fixed Charges:
Excluding Interest on Deposits	2.74	2.31	2.60	3.25	2.51	2.77
Including Interest on Deposits	1.52	1.44	1.52	1.63	1.52	1.64

    For purposes of computing the ratios of earnings to fixed charges, we have divided net income plus fixed charges plus applicable income taxes by fixed charges. Fixed charges, excluding interest on deposits, represent interest expense on long-term debt and short-term borrowings and the interest factor included in rents (which is deemed to be one-third of rental expense). Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents.

USE OF PROCEEDS

    Unless we indicate otherwise in a prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes. These purposes may include repaying outstanding indebtedness and funding investments in, or extensions of credit to, our banking and non-banking subsidiaries. Our subsidiaries may then use the proceeds of our investments or extensions of credit to repay their indebtedness to third parties. We may also use a portion of the net proceeds to fund possible acquisitions if suitable opportunities develop in the future.

DESCRIPTION OF SECURITIES

General

    The securities we are offering by this prospectus and a related prospectus supplement will be issued under an indenture, dated as of May 15, 1992, as amended and supplemented by Supplement No. 1 dated September 15, 1999, between Allfirst and Bankers Trust Company, as trustee. A copy of the indenture is included as an exhibit to the registration statement of which this prospectus is a part.

    The following summaries of the material provisions of the securities and the indenture are not complete. The summaries set forth certain general terms and provisions of the securities to which any prospectus summary may relate. You should read the indenture, including the definitions of various terms, for a more complete understanding of the provisions we describe below. The section references in parentheses are to relevant sections of the indenture. Capitalized terms used in the following discussion and not otherwise defined have the meanings given them in the indenture.

    The securities will be unsecured and will be subordinated and junior to all Senior Indebtedness (as defined below under "Subordination of Securities"). The indenture does not prohibit Allfirst from disposing of voting stock of its subsidiaries, including the stock of any of its banking subsidiaries.

    The indenture does not limit the amount of securities that Allfirst may issue under it and provides that securities may be issued from time to time in one or more series (Section 3.1). Neither the indenture nor the securities will limit or otherwise restrict the amount of other indebtedness which Allfirst or any of its subsidiaries may incur. In addition, the indenture and the securities will not contain any provision that would require Allfirst to repurchase or redeem or otherwise modify the terms of the securities upon a change in control or other events involving Allfirst that may adversely affect its credit quality.

    Because we are a holding company, our rights and the rights of our creditors, including the holders of the securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of that subsidiary will be subject to the prior claims of the creditors of that subsidiary (including, in the case of a subsidiary bank, its depositors), except to the extent that we may be a creditor with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than Allfirst include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings.

    Unless we indicate otherwise in a prospectus supplement, principal of and premium, if any, and interest on the securities will be payable at the office or agency of the trustee maintained for such purpose in New York, New York, and at any other office or agency maintained by Allfirst for such purposes. However, we may, at our option, pay interest by mailing a check to the address of the person entitled to it as the address appears on the security register for the securities. The transfer of securities (other than Global Securities) may be registered at the corporate trust office of the trustee. The corporate trust offices of the trustee are located in New York, New York.

    The securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 or integral multiples of $1,000 (Section 3.2). We will not impose any service charge for any registration of transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange (Section 3.5).

Specific Terms of Each Series

    Each time that we offer a new series of securities, the prospectus supplement for that series will describe the specific terms of the series, including:

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  the title of the series;

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  any limit upon the aggregate principal amount of the securities of the series;

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  the date or dates on which the principal of, and premium, if any, on the securities is payable;

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  the interest rate or rates on the securities, and the date or dates from which interest will accrue;

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  the dates on which we will pay interest on the securities and the regular record dates for the interest payment dates;

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  the place or places where payments on the securities will be payable;

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  any redemption dates, prices, obligations and restrictions on the securities;

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  any sinking fund or other provisions that would obligate us to repurchase or redeem the securities;

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  the denominations in which the securities may be issued, if other than denominations of $1,000 and multiples of $1,000;

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  any modifications of or additions to the events of default and related remedies set forth in the indenture;

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  the portion of the principal amount of the securities, other than their principal amount, that is payable upon declaration of acceleration of their maturity;

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  any modifications of or additions to the covenants set forth in the indenture;

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  the definition of "Senior Indebtedness" with respect to the securities, if different than the definition contained in the indenture;

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  the currency in which the securities will be denominated or in which payment of the principal of and any premium and interest on the securities will be payable, if other than U.S. dollars;

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  if payments on the securities are to be payable, at our election or at the election of a holder of the securities, in a currency other than that in which the securities are denominated, the period or periods within which and the terms and conditions upon which these elections may be made;

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  if the amount of any payments on the securities may be determined by reference to an index based on a currency other than the currency in which the securities are payable or to any other index, the manner in which these amounts will be determined;

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  whether and to what extent any other means of satisfaction and discharge, which is sometimes referred to as "defeasance," will be applicable to the securities, other than those described in the indenture;

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  if the securities will be issued in the form of one or more global or book-entry only securities and, if so, the depository for the securities; and

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  any other specific terms of the securities that are not inconsistent with the provisions of the indenture. (Section 3.1)

    We may issue the securities at a discount below their stated principal amount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rates. If we issue these kinds of securities, we will provide you with additional information in the applicable prospectus supplement. (Section 1.1)

Global Securities

    The securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominee identified in the applicable prospectus supplement (Section 3.1). In the following discussion, we use the term "Depository" to include any nominee of the Depository or of any of its nominees.

    If a series of securities will be issued as a Global Security, then one or more Global Securities will be issued in aggregate denominations equal to the aggregate principal amount of securities represented by the Global Securities. Unless and until it is exchanged in whole or in part for securities in definitive registered form, a Global Security may not be transferred except as a whole by the applicable Depositary to a successor of the Depositary or a nominee of the successor. (Section 305)

    We will describe the specific terms of the depositary arrangement with respect to any securities to be represented by a Global Security in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the designated Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the securities represented by the Global Security to the accounts of persons that have accounts with the Depositary ("participants"). Allfirst or the underwriters or agents will designate such accounts. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). Persons who are not participants may beneficially own Global Securities held by the Depositary only through participants or indirect participants.

    Ownership of beneficial interests in any Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the designated Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These state laws, as well as the limits on participation in the Depositary's book-entry system, may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary is the registered owner of a Global Security, the Depositary will be considered the sole owner or holder of the securities represented by the Global Security for all purposes under the indenture. Except as provided below, owners of beneficial interests in securities represented by Global Securities will not be entitled to have securities of the series represented by a Global Security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form, and will not be considered the owners or holders of the securities under the indenture.

    Payments on securities registered in the name of the Depositary will be made to the Depositary, as the registered owner of the Global Security representing the securities. Allfirst expects that the Depositary for a series of securities, upon receipt of any payment of principal, premium or interest, will credit participants' accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for the series, as shown on the records of the Depositary.

    Allfirst also expects that payments by participants and indirect participants to owners of beneficial interests in the Global Security will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of the participants and indirect participants. Neither Allfirst, the trustee, any Authenticating Agent, any Paying Agent nor the Security Registrar for the securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for the securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests (Section 3.11).

    If the Depositary for securities of a series notifies us that it is unwilling or unable to continue as Depositary or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and if we have not appointed a successor depositary, then we will issue securities of that series in definitive registered form in exchange for the Global Security representing that series. In addition, we may at any time and in our sole discretion determine that the securities of any series issued in the form of one or more Global Securities will no longer be represented by a Global Security or Global Securities and, in such event, we will issue securities of that series in definitive registered form in exchange for the Global Security or Global Securities representing that series of securities.

    Further, if we so specify with respect to the securities of a series, or if an Event of Default, or an event which with notice, lapse of time or both would be an Event of Default with respect to the securities of a series has occurred and is continuing, an owner of a beneficial interest in a Global Security representing that series may receive securities of that series in definitive registered form. In this instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive registered form of securities of that series equal in principal amount to its beneficial interest and to have those securities registered in its name (Sections 3.5, 3.11). Securities issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 and will be issued in registered form only, without coupons.

Restrictive Covenants Applicable to Securities

    Under the indenture, we may not, directly or indirectly:

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  sell any shares of Voting Stock of a Major Constituent Bank (other than directors' qualifying shares) or any securities convertible into or rights to subscribe to such Voting Stock; or

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  permit a Major Constituent Bank to issue any shares of Voting Stock (other than directors' qualifying shares) or any securities convertible into or rights to subscribe to its Voting Stock; or

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  permit a Major Constituent Bank to merge into or consolidate with, or to lease, sell, assign or transfer all or substantially all of its properties or assets to, any Person, unless, upon the conclusion of any of these transactions, we own at least 80% of the Voting Stock of the Major Constituent Bank or of the person into which the bank merges or to which it sells its assets. The term "Major Constituent Bank" means any subsidiary bank, the total assets of which constitute more than 30% of our consolidated total assets (Section 1.1). At the date of this Prospectus, Allfirst Bank is our only Major Constituent Bank.

Subordination

    Our obligation to make any payment on account of the principal of and premium, if any, and interest on the securities will be subordinate and junior in right of payment to all of our Senior Indebtedness (Article Thirteen).

    The indenture defines "Senior Indebtedness" as all indebtedness of Allfirst for money borrowed, whether now outstanding or subsequently created, assumed or incurred (and any deferrals, renewals or extensions), other than indebtedness that by its express terms is not superior in right of payment to the securities.

    The term "indebtedness for money borrowed" means:

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  any obligation of Allfirst for repayment of borrowed money;

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  any obligation of another for repayment of borrowed money that is guaranteed by Allfirst; and

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  any deferred obligations for payment of the purchase price of property or assets acquired other than in the ordinary course of business (Section 1.1).

    We will describe the specific subordination provisions applicable to each series of securities and the ranking of the series relative to our other subordinated indebtedness in the prospectus supplement for each series.

    We may not make a payment on the securities if there is a default in payment with respect to Senior Indebtedness or if an Event of Default with respect to any Senior Indebtedness that would permit a holder of to accelerate the maturity of the Senior Indebtedness has occurred and is continuing.

    Upon any payment or distribution of assets to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to Allfirst as a whole, whether voluntary or involuntary, then the holders of all Senior Indebtedness will first be entitled to receive payment in full before the holders of the securities will be entitled to receive any payment on the securities.

    In the event that a holder of securities receives payment or distributions of assets of Allfirst at a time when all Senior Indebtedness has not been paid in full, then that holder will hold that payment or distribution in trust for the benefit of the holders of Senior Indebtedness and must pay it over or deliver it those holders (Section 13.3). By reason of the subordination of the securities, holders of the securities may recover less, proportionately, than holders of Senior Indebtedness in the event of our insolvency.

Events of Default; Limited Rights of Acceleration

    The indenture defines an "Event of Default" with respect to securities of any series as any one of the following events, whatever the reason and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, and whether or not it be occasioned by the subordination provisions of the indenture:

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  failure, for 30 days, to pay any interest on any security of that series when due and payable;

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  failure to pay principal of or any premium on any security of that series when due;

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  failure, for 90 days after written notice, to perform any other covenants or warranties of Allfirst in the indenture, other than a covenant included in the indenture solely for the benefit of a series of securities other than that series;

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  the entry of a decree or order for relief in respect of Allfirst by a court having jurisdiction in the premises in an involuntary case, or a decree or order adjudging Allfirst bankrupt or insolvent, or approving as properly filed a petition seeking the reorganization of Allfirst, under Federal or state bankruptcy laws and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

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  the commencement by Allfirst of a voluntary case under Federal or state bankruptcy laws or the consent by Allfirst to the entry of a decree or order for relief in an involuntary case under any such law; and

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  any other Event of Default specified with respect to securities of that series (Section 5.1).

    If an Event of Default with respect to a series occurs and is continuing, then either the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may, or the trustee if so directed by those holders shall, declare the principal amount, or, if the securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms thereof, of all the securities of that series to be due and payable immediately. Upon the occurrence of an event of default described in the fourth and fifth bullet points above, the principal of the securities of that series will become due and payable immediately, without any action on the part of the trustee or any holder (Section 5.2).

    At any time after a declaration of acceleration with respect to securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration (Section 5.2).

    If there is a default in any payment or the performance of any covenant or agreement in the securities or the indenture, the trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce the payment or to obtain the performance of the covenant or agreement or any other proper remedy (Section 5.3). Under certain circumstances, the trustee may withhold notice to the holders of the securities in a default if the trustee in good faith determines that the withholding of the notice is in the best interest of the holders, and the trustee must withhold the notice for certain defaults for a period of 30 days (Section 6.2).

    The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable security or indemnity (Section 6.3). Subject to these provisions for the indemnification of the trustee and to certain other conditions, the holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the securities of that series (Section 5.12).

    No holders of any series of securities will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee or for any remedy relating to that appointment unless:

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  those holders have already given written notice of a continuing Event of Default to the trustee;

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  the holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee;

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  the trustee has not received from the holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with the written request; and

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  the trustee has failed to institute the proceeding within 60 days (Section 5.7).

The above limitations do not apply to a suit instituted by a holder of a security for enforcement of any payment on the security on or after the due date expressed in the security for the payment (Section 5.8).

    We are required to furnish the trustee each year with a statement as to the performance by us of certain of our obligations under the indenture and as to any default in our performance (Section 10.8).

Modification and Waiver

    We and the trustee may amend the indenture without the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series issued under the indenture and affected by the modification or amendment. However, no modification or amendment may, without our obtaining the consent of the Holders of each Outstanding Security of the series affected thereby:

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  change the Stated Maturity of any payment on any security of that series;

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  reduce the principal amount of or premium, if any, or interest on, any security of any series, including in the case of an Original Issue Discount Security the amount payable upon acceleration of maturity;

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  change the place or currency of payment of principal of or interest on any security of that series;

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  impair the right to institute suit for the enforcement of any payment on any security of the series on or after its Stated Maturity, or, in the case of redemption, on or after the Redemption Date; or

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  reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults (Section 9.2).

    The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive compliance by Allfirst with certain restrictive provisions of the indenture (Section 10.9). The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive any past default under the indenture, except a default in the payment of principal, premium, if any, or interest and regarding certain covenants (Section 5.13).

Consolidation, Merger and Sale of Assets

    Under the indenture, we may not consolidate with or merge into any other person or sell, convey, exchange, transfer or lease our properties and assets substantially as an entirety to any person, unless:

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  any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction;

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  the successor or purchaser expressly assumes our obligations on the securities and under the indenture;

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  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

  •
  certain other conditions are met (Section 8.1).

Trustee

    Bankers Trust Company is the trustee under the indenture. Bankers Trust Company maintains a deposit account and conducts other banking transactions with Allfirst and its subsidiaries in the ordinary course of business, and serves as trustee with respect to the series of securities that are outstanding under the indenture. The indenture provides for the indemnification of the trustee by Allfirst under certain circumstances.

PLAN OF DISTRIBUTION

    We may sell the securities in one or more of the following ways:

  •
  directly to purchasers;

  •
  through agents;

  •
  through underwriters or dealers; or

  •
  through a combination of these methods.

    The prospectus supplement for each series of debt securities will describe that offering, including:

  •
  the name or names of any underwriters;

  •
  the purchase price and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the debt securities of such series may be listed.

    If we use underwriters in a sale, then the underwriters will acquire the debt securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

    We may sell debt securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of the debt securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

    We may sell debt securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the debt securities.

EXPERTS

    We have incorporated by reference into this prospectus our audited financial statements as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, along with the PricewaterhouseCoopers LLP audit report on these financial statements. PricewaterhouseCoopers LLP, independent accountants, issued their report as experts in auditing and accounting.

LEGAL MATTERS

    The legality of the securities will be passed upon for us by Gregory K. Thoreson, who is a Senior Vice President and our General Counsel, and for any underwriters or agents by Simpson Thacher & Bartlett, New York, New York. As to matters of Maryland law, Simpson Thacher & Bartlett will rely on the opinion of Mr. Thoreson.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

1.1	Form of Underwriting Agreement.*
4.1
Indenture, dated as of May 15, 1992, between the Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1, Registration No. 33-46277).
4.2
Supplemental Indenture No. 1, dated as of September 15, 1999, between the Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K dated September 15, 1999).
4.3	Form of Subordinated Debt Security (included in Exhibit 4.1).
5.1	Opinion and consent of Gregory K. Thoreson, Senior Vice President and General Counsel of the Company, as to legality of the securities.**
12.1	Computation of ratio of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends.**
23.1	Consent of Gregory K. Thoreson (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).
24.1	Powers of Attorney.**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company to act as trustee under the Indenture.**

*
To be filed on a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b)(1)

**
Previously filed with this Registration Statement

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Allfirst Financial Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Pre-effective Amendment No. 1 to Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on October 18, 2001.

ALLFIRST FINANCIAL INC.
By:	/s/ SUSAN C. KEATING Susan C. Keating, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on October 18, 2001.

Signature	Title

/s/ SUSAN C. KEATING Susan C. Keating	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ MAURICE J. CROWLEY Maurice J. Crowley	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT L. CARPENTER, JR. Robert L. Carpenter, Jr.	Executive Vice President and Controller (Principal Accounting Officer)

A Majority of the Board of Directors:

    Sherry F. Bellamy, James T. Brady, Frank P. Bramble, Michael D. Buckley, Jeremiah E. Casey, Edward A. Crooke, John F. Dealy, Frank A. Gunther, Jr., Margaret M. Heckler, Gary Kennedy, William T. Kirchhoff, Andrew Maier II, Thomas P. Mulcahy, Morton I. Rapoport

By:	/s/ DAVID M. CRONIN David M. Cronin, as Attorney-in-Fact

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION ABOUT ALLFIRST
ALLFIRST FINANCIAL INC.
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
SIGNATURES